Exhibit 10.6

                                 PROMISSORY NOTE



Principal Amount:  $60,000.00                           Date: October 30, 1997


     FOR VALUE RECEIVED, MILITARY RESALE GROUP, INC., hereinafter referred to as ("Maker"), does hereby promise to pay to the order of Shannon Investments, Inc. ("Noteholder"), as follows:

     1. PAYMENTS. Maker does hereby promise to pay to the order of Noteholder, the aggregate sum of Sixty Thousand Dollars ($60,000.00), with annual interest of Six Thousand Dollars ($6,000.00) payable in one installment of interest and principal on or before November 1, 1998.

     2. PREPAYMENT. Maker may prepay to Noteholder at any time, without premium or penalty, of any or all payments due pursuant to the terms of this Note.

     3. OFFSET. Noteholder acknowledges and agrees that the payments hereunder shall not be subject to offset.

     4. EVENT OF DEFAULT. An "Event of Default" is defined for purposes of this Note as the following:

          (a) The failure of Maker to pay any of the aforesaid payments within fifteen (15) days as the same shall become due and payable or the failure of any check or draft to be accepted for payment by the institution on which it is drawn.

          (b) The liquidation, dissolution or cessation of business activities in the State of Maryland of Maker; or

          (c) The transfer of all or substantially all of Maker's assets other than in the ordinary course of business.

     5. REMEDIES. In the Event of Default on any of the foregoing obligations, Noteholder agrees to provide written notice to Maker of any default and allow Maker fifteen (15) days to cure said default, and absent cure of said default, Maker agrees as follows:

          (a) The entire unpaid principal sum of this Note shall, at the option of the Noteholder, be accelerated and shall at once

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be due and payable.  Noteholder may exercise its option to accelerate during any default of the Maker, regardless of any prior forbearance.

          (b) Maker agrees to transfer to Noteholder all assets then owned by MRG which it acquired from Pittock Distributing, Inc. in full satisfaction of the principal, the interest and all amounts due hereunder.

          (c) If Noteholder shall be required to enforce the terms of this Note in any court proceedings, Maker shall pay to Noteholder, in addition to the full amount due under the Note, the reasonable costs and expenses of collection, including reasonable attorneys' fees incurred by Noteholder in successfully enforcing the Note.

          (d) Maker expressly waives summons or other process, consents to the immediate execution of said judgment, and expressly waives all error and all rights of appeal and stay of execution, and benefit of all exemption laws and presentment, demand, protest and notice of maturity, non-payment and/or protest, and also waive the benefit of any other requirements necessary to hold Maker liable as Maker.

     6. WAIVER. Maker expressly waives the benefit of all exemption laws and presentment, demand, protest, notice of protest, notice of maturity, notice of dishonor and nonpayment of this Note. Maker also waives the benefit of any other requirements necessary to hold any Maker liable for payment, as set forth herein. Noteholder may, without notice and without releasing the liability of any Maker (a) grant extensions or renewals hereof from time to time and for any term or terms, (b) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to this Note or the Agreement, any part of any collateral or security for this Note, and/or any Maker.

     7. NOTEHOLDER'S RIGHTS. The rights and remedies of Noteholder hereunder and under the Agreement shall be cumulative and may be pursued singularly, successively or concurrently at the sole discretion of Noteholder and may be exercised as often as occasion therefor shall occur. The failure and delay of Noteholder to exercise any such right or remedy on any one or more occurrence shall in no event be construed a waiver or release of the same or any other right or remedy.

     8. NOTICE. Any notice to Maker or Noteholder provided for in the Note shall be deemed given when sent by certified mail,

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return receipt requested,  postage prepaid,  or via facsimile,  addressed to the
Maker or Noteholder at such address as the parties may designate by notice to the other.

     9. PAYMENT RECEIPT. A payment made by Maker shall be deemed to have been properly given when received by Noteholder at C/o Richard H. Tanenbaum, Esquire, 4550 Montgomery Avenue, Suite 775 North, Bethesda, MD 20814, [facsimlie number
(301) 951-0427] or at such other place as Noteholder may designate in writing.


     10. ASSIGNMENT. Neither Maker nor his successors or assigns may assign any payment obligations to any person or entity without Noteholder's prior consent.

     11. BENEFIT. This Note shall inure to the benefit of the Noteholder, and its legal representatives, successors and assigns, and shall bind the Maker and his legal representatives, successors and assigns, provided that this provision shall in no way indicate Noteholder's consent to any assignment by Maker as provided in Paragraph 10 above.

     12. SEVERABILITY. If any or more of the words or terms of this Note shall be held to be indefinite, invalid, illegal or otherwise enforceable, in whole or in part, for any reason, by any court of competent jurisdiction, the remainder of this Note shall continue in full force and effect and shall be construed as if such indefinite, invalid, illegal or unenforceable words or terms had not been contained herein.

     13. CONSTRUCTION. In the construction of this Note, words used in the singular shall include the plural, and the plural the singular, and words used in the masculine gender shall include the feminine and the neuter, and vice versa, in all cases where such meaning would be appropriate.

     14. GOVERNING LAW. The terms of this Note shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.


     IN WITNESS WHEREOF, this Promissory Note has been executed on the date hereinabove written.



WITNESS:                                    MAKER:
                                            MILITARY RESALE GROUP, INC.




                                            BY:
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